As filed with the Securities and Exchange Commission on February 13, 2009

Registration No. 333-127245

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVANCED MEDICAL OPTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0986820
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1700 E. St. Andrew Place
Santa Ana, California  92705
(714) 247-8200

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Aimee S. Weisner
Executive Vice President, Administration, and Secretary
1700 E. St. Andrew Place
Santa Ana, California  92705
(714) 247-8200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, Of Agent For Service)

With Copy To:

Brian J. McCarthy, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California  90071
(213) 687-5000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  This post-effective amendment deregisters those securities that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒  Accelerated filer ☐  Non-accelerated filer ☐  Smaller reporting company ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Explanatory Statement

This Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 originally filed on August 5, 2005 (Registration Statement No. 333-127245), as amended by Pre-Effective Amendment No. 1 thereto filed on November 16, 2005 (Registration Statement No. 333-127245) (as amended, the “Registration Statement”), is being filed to deregister:

•	any and all of the $150,000,000 aggregate principal amount of the 1.375% Convertible Senior Subordinated Notes due 2025 of Advanced Medical Optics, Inc. (the “Company”), and

•

any and all shares of the Company’s common stock, $0.01 par value per share, issuable upon conversion of the Notes, including the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of June 24, 2002, as amended, between the Company and Mellon Investors Services, LLC that remain unsold under the Registration Statement as of the date hereof.

The Registration Statement was initially filed in accordance with a registration rights agreement, dated as of July 18, 2005 (the “Registration Rights Agreement”), among the Company, Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC, as the initial purchasers.  This Post-Effective Amendment No. 1 is being filed in accordance with the Registration Rights Agreement and the Company’s undertaking set forth in Part II, Item 17(A)(3) of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, State of California, on this 13th day of February 2009.

ADVANCED MEDICAL OPTICS, INC

By:	/s/ Aimee S. Weisner
Aimee S. Weisner
Executive Vice President, Administration
and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated, on February 13, 2009.

*
James V. Mazzo		Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Michael V. Lambert
Michael V. Lambert		Executive Vice President and Chief Financial Officer (Principal Financial Officer)

*
Robert F. Gallagher		Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

*
Christopher G. Chavez		Director

*
Elizabeth H. Dávila		Director

Daniel J. Heinrich		Director

*
William J. Link, Ph.D.		Director

G. Mason Morfit		Director

*
Michael A. Mussallem		Director

/s/ Deborah J. Neff
Deborah J. Neff		Director

Robert J. Palmisano		Director

James O. Rollans		Presiding Director

* By:	/s/ Aimee S. Weisner
Aimee S. Weisner
As attorney-in-fact under power of attorney granted in Registration Statement previously filed on August 5, 2005.